Exhibit 99.01


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DSL.net
                            545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                            Email: info@dsl.net Web: www.dsl.net


DSL.NET REDUCES COSTS AND SHARPENS SALES AND MARKETING STRATEGY

-- COMPANY TO FOCUS NEW SALES ON MULTI-LINE, WHOLESALE AND VOIP --

NEW HAVEN, Conn. -(BUSINESS WIRE), Sept. 21, 2004 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today announced that it has implemented a plan to reduce operating costs and restructure its sales organization to support the Company's strategy of pursuing higher margin sales.

Consistent with its objectives of maintaining and growing its multi-line and wholesale accounts and increasing sales of its leading-edge VoIP (voice over Internet protocol) technology-based integrated voice and data services, DSL.net has eliminated its inside sales group and certain other staff positions in New Haven and consolidated its sales activities into the Company's Herndon, Va., office. That office will continue to concentrate its sales efforts on multi-line customers, wholesale opportunities and integrated voice and data service offerings that generate higher margins. Also, DSL.net will continue to utilize and support its extensive outside network of select systems integrators, application service providers and marketing partners that provide customers for the Company's business-class SDSL and T-1 broadband services. Customer service staff levels remain unchanged and will continue to deliver the same high level of customer service that DSL.net customers have come to expect.

"The Company is taking these decisive actions to further reduce our costs and put greater emphasis on multi-line customers and our VoIP market," said Kirby G. "Buddy" Pickle, chief executive officer of DSL.net. "The cost savings will allow us to continue to pursue external strategic opportunities, including line acquisitions and other transactions that enhance shareholder value."

According to Robert J. DeSantis, chief financial officer of DSL.net, the actions taken by the Company will result in approximately $2.5 million of annualized savings and a restructuring charge of approximately $78,000 in the third quarter of 2004.

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net's business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely
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affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's ability to raise sufficient additional capital on acceptable terms, or at all, to finance operations or growth opportunities, including strategic transactions; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net's results of operations or financial position, or cause it to restructure its operations to further reduce operating costs; (v) DSL.net's ability to maintain compliance with the American Stock Exchange's continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net's common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business; (vii) risks associated with strategic transactions, including difficulties in identifying and completing such transactions, integrating acquired businesses or assets and realizing the revenue, earnings or synergies anticipated from any of such transactions; (viii) competition; (ix) the marketplace's receptiveness to DSL.net's offering of integrated voice and data services; (x) DSL.net's ability to recruit and retain qualified personnel; and (xi) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:      Media:                                 Investors:
               Joe Tomkowicz                          Bob DeSantis
               203-782-3885                           203-782-3267
               jtomkowicz@dsl.net                     investors@dsl.net
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